Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tilray Brands, Inc. of our report dated July 28, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tilray Brands, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2026.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
July 31, 2026